UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/Amendment 4

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2006

SITEWORKS BUILDING & DEVELOPMENT CO.
(Exact name of registrant as specified in its charter)

Florida	001-32528	58-2590047
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6464 N W 5th Court, Ft. Lauderdale, Florida 33039
(Address of principal executive offices) (Zip Code)

(954) 489-2961 fax 954 489 -2962
(Registrant’s telephone number, including area code)

Former Address
(2534 N Miami Ave, Miami Fl 33127 (305-573-9339)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

EXPLANATORY NOTE

SiteWorks Building & Development Co. (the “Company”) is filing this Form 8-K (the “Form 8-K”), with the Securities and Exchange Commission (the “SEC”) on July 18, 2006 to revise and clarify the information previously provided in its annual report for the periods ending December 2004 and its quarterly reports for 2005. The disclosure in this filing relates to the Company’s treatment of shares issued, the validity of issued shares, and the valuation of shares issued for goods and services in the Condensed Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-QSB for the quarters ended March 31, 2005 June 30, 2005 and September 30, 2005 (the “Form 10-QSB”).

The annual reports for 2004 and 2005, and all other filings including the information statement filed June 30 and July 14, 2006 and any amendments or restatements are hereby incorporated by reference in this filing.

Subsequently The Company filed an information statement on June 30, 2006 and having received no comment from the SEC, the information statement was declared effective on July 14th 2006.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)
The Company’s Form 10 KSB for the period ending 2004 filed with the SEC and Forms 10-QSB, for the periods ended 3/30/2005, filed with the SEC on 6/03/2005 , for the period ending 6/30/2005 filed with the Sec on 8/22/2005 and for the period ending 9/30/2005 which was filed with the SEC on 12/15/2005 may contain inaccurate information as it relates to the equity , the validity of shares issued and the valuation of shares issued for goods and services. The annual reports have been restated for 2004 and 2005 to reflect this by classifying the issued shares as temporary equity and are hereby incorporated by reference.

The written consent of the majority shareholder(s) was obtained for each amendment made to the articles of incorporation filed with the secretary of state in Florida from March 2002, thru the present. However the validity of the issued shares may be called into question because no information statement or proxy was filed prior to the amendments taking effect. The total shares affected may be as much as 178,000,000 common shares and all preferred stock, 5,100,000 shares approximately. This stock, though issued in accordance with filed amendments with the secretary of State in Florida, and pursuant to written consent by majority shareholders, was issued without the publication of an information statement or other shareholder notification. This may have been a violation of Section 5 .Management has addressed this issue by publishing an information statement which indicates written consent was obtained from a majority shareholder to ratify all previous amendments and mergers. On June 30, 2006 the appropriate preliminary information statement was filed to address this issue and absent of comment from the SEC , was declared effective on or about July 15, 2006.

The value of all shares previously issued, (approximately 178,000,000 common shares) with a restated value of $10,068,558 , may not have been based on market value on the day the shares were issued , but on a discounted value and may have affected the shareholder equity accounts. These accounts are identified in the financial statements filed on Form 10KSB for 2004 and the 2005 Form 10KSB (as amended), as Temporary Equity accounts. The restatements have been and will be adjusted to reflect the bid price the day the shares were issued.

When these issues were discovered by the Company’s Chief Executive Officer on April 6, 2006, the Company immediately commenced the process of amending the Form 10-QSB and notified its independent accountants of the possible error. The Company’s independent accountants discussed the matter with the Company’s Chief Executive Officer and legal counsel and agreed to make the appropiate changes and disclosures in the financials. The Company expects to have its amended Forms 10-KSB filed as soon as practical and in fact did file its annual report for 2005 , and restated 2004 and it’s first quarter report for March 31, 2006 which made provision for the issue by classifying the shares issued as a result of the amendments as temporary equity .

The 2006 10QSB reports will be filed within the required time limits of 45 days after the end of each quarter affected. The March 31, 2006 has already been filed, the June 30, 2006 form 10QSB will be filed on or about August 15th, 2006 and the September 30 Form 10QSB will be filed on or about November 15th, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2006

SITEWORKS BUILDING & DEVELOPMENT CO.

By:	/s/ C. Michael Nurse
Name:	C. Michael Nurse
Title:	Chief Executive Officer